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                                                                      Exhibit 23


                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the Transactioon Systems Architects, Inc. 1997 Management Stock Option Plan of our reports dated October 31, 1996, included in Transaction Systems Archtects, Inc. Annual Report on Form 10-K for the year ended September 30, 1996, and to all references to our Firm included in this Registration Statement.

                                                            Arthur Andersen LLP

Omaha, Nebraska
February 26, 1997